Exhibit 99.1

300 Throckmorton Street
Fort Worth, TX 76102

KMG Reports Third Quarter 2016 Financial Results

FORT WORTH, Texas—(BUSINESS WIRE)—June 9, 2016—KMG (NYSE: KMG), a global provider of specialty chemicals, today announced financial results for the fiscal 2016 third quarter ended April 30, 2016.

2016 Third Quarter Financial Highlights

•	GAAP diluted earnings per share was $0.53 vs. $0.18 per share in the third quarter of fiscal 2015.
•	Adjusted EBITDA[1] increased to $11.2 million compared to $9.1 million in last year’s third quarter.
•	Adjusted diluted earnings per share[2] was $0.41 vs. $0.35 per share reported in the third quarter of last year.
•

Long-term debt balance at quarter end was $41.8 million, down from $47 million in the second quarter of fiscal 2016. During the quarter, the company used cash generated from operations to reduce debt by $8 million, and drew $2.8 million on its revolving credit facility to acquire Nagase FineChem.

Chris Fraser, KMG chairman and chief executive officer, said, “We are pleased with our third quarter results, which included 23% growth in adjusted EBITDA and 17% growth in adjusted diluted earnings per share compared to the prior year period. In addition, we generated $15.3 million in cash from operations in the third quarter, increasing our year-to-date cash flow from operations to $29.4 million − more than triple the level from the same period last year. Our strong financial performance reflects our continued focus on execution and driving operational efficiencies.”

Mr. Fraser continued, “Operating income and margins in our electronic chemicals segment improved 23% year-over-year, benefiting from lower distribution costs and continuing manufacturing efficiency. In April, we advanced our growth strategy in the Electronic Chemicals segment with the acquisition of Nagase FineChem (NFC), a Singapore-based manufacturer of electronic chemicals. This acquisition, coupled with our planned capital investment in Singapore, significantly expands our growth opportunity in Asia. With our enhanced capability in this important region, we can better serve our global customers and elevate our presence in the world’s leading region for semiconductor production.

“Our other chemicals segment reported a 25% improvement in operating income compared to the prior year period, aided by favorable raw materials costs and the contribution from the industrial lubricants business. We continue to identify and evaluate opportunities that would complement our industrial lubricants business and provide new paths for growth.”

[1]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 2 for reconciliation.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

Consolidated results

Third quarter Dollars in thousands, except EPS	Fiscal 2016		Fiscal 2015
	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)[3]	(GAAP)	(non-GAAP)[4]	(GAAP)
Net sales	$75,168	$75,168	$73,964	$73,964
Operating income	8,032	7,029	6,299	4,761
Operating margin	10.7%	9.4%	8.5%	6.4%
Net income	4,944	6,362	4,099	2,135
Diluted earnings per share	$0.41	$0.53	$0.35	$0.18

Business segment results

Electronic Chemicals
Third quarter	Fiscal 2016	Fiscal 2015
Dollars in thousands	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$66,637	$66,388
Operating income	8,183	6,644
Operating margin	12.3%	10.0%

For the third fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $66.6 million vs. $66.4 million in the same period a year ago. Foreign currency translation reduced sales by $400,000 as compared to the prior year period. Sales increased in North America, which more than offset the negative foreign currency impact.

•	GAAP operating income of $8.2 million vs. $6.6 million in the same period of fiscal 2015. Operating income and margin improved primarily due to operating efficiencies and lower distribution costs.
•	EBITDA[5] of $10.7 million, compared to $9.4 million last year.

[3]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[4]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[5]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

Other Chemicals

As of May 1, 2015, the Other Chemicals segment includes the pentachlorophenol (“penta”) business and the industrial lubricants business.

Third quarter
Dollars in thousands	Fiscal 2016	Fiscal 2015
	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$8,531	$7,566
Operating income	2,853	2,276
Operating margin	33.4%	30.1%

For the third fiscal quarter, the Other Chemicals segment reported:

•

Sales of $8.5 million versus $7.6 million in the same period a year ago. The increase in sales was due to the contribution from the industrial lubricants business, partially offset by lower penta sales.

•

Operating income of $2.9 million, or 33.4% of sales, compared to $2.3 million, or 30.1% of sales, last year. The increase in operating income and margin was due to lower raw material costs and the contribution from the industrial lubricants business.

•	EBITDA[6] of $3.2 million, up from $2.3 million last year.

Fiscal 2016 Outlook

•

Sales: Fiscal 2016 consolidated net sales are forecast to be approximately $300 million, unchanged from our prior guidance. This forecast includes a projected negative foreign currency impact of approximately $6 million. In our Electronic Chemicals segment, we expect sales to be up slightly compared to the prior year, excluding the effect of foreign currency translation. In our Other Chemicals segment, we expect sales to decrease compared to the prior year due to the divestiture of the creosote business, partially offset by the contribution from the industrial lubricants business.

•

Adjusted EBITDA: Based on our strong third quarter results and our expectation for continued year-over-year EBITDA growth in both our Electronic Chemicals and Other Chemicals segments in the fourth quarter, we forecast adjusted EBITDA will be at the upper end of our prior guidance range of $43-45 million. Our fiscal 2016 adjusted EBITDA forecast includes approximately $5 million in stock-based compensation expense and a negative foreign currency impact of approximately $600,000.

•

Depreciation and Amortization: Depreciation and amortization expense is forecast to be approximately $14 million, excluding restructuring- and realignment-related depreciation, and is unchanged from our prior forecast.

[6]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

•	Capital Expenditures: Capital expenditures are forecast to be less than $15 million, compared to our prior forecast of approximately $15 million.

Conference call

Date: Thursday, June 9, 2016

Time: 5:00 p.m. ET

Dial in: 877-789-6981 or 541-797-2420

Participant passcode: 15841847

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 8:00 p.m. ET on June 9, 2016. To access the call, dial 855-859-2056 (domestic) or 404-537-3406 (international) using participant passcode 15841847.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
Net sales	$75,168	$73,964	$222,677	$244,505
Cost of sales	46,010	47,149	136,026	161,544
Gross profit	29,158	26,815	86,651	82,961

Distribution expenses	9,177	11,700	28,125	37,721
Selling, general and administrative expenses	12,575	9,257	36,512	28,164
Restructuring charges	377	27	1,398	900
Realignment charges	―	1,070	130	5,429

Operating income	7,029	4,761	20,486	10,747
Other income (expense)
Interest expense, net	(201)	(111)	(605)	(1,098)
Gain on purchase of NFC	2,069	―	2,069	―
Gain (loss) on sale of creosote distribution business, net	―	(234)	―	5,448
Other non-operating expense	―	(1,250)	―	(1,250)
Other, net	(375)	(339)	(243)	(498)
Total other income (expense), net	1,493	(1,934)	1,221	2,602

Income before income taxes	8,522	2,827	21,707	13,349
Provision for income taxes	(2,160)	(692)	(6,775)	(4,539)
Net income	$6,362	$2,135	$14,932	$8,810
Earnings per share:
Net income per common share basic	$0.54	$0.18	$1.27	$0.75
Net income per common share diluted	$0.53	$0.18	$1.25	$0.75

Weighted average shares outstanding:
Basic	11,729	11,680	11,714	11,669
Diluted	11,990	11,819	11,923	11,758

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	April 30,	July 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$10,546	$7,517
Accounts receivable
Trade, net of allowances of $154 at April 30, 2016 and $144 at July 31, 2015	33,952	36,887
Other	6,242	3,668
Inventories, net	39,345	42,082
Current deferred tax assets	―	2,953
Prepaid expenses and other	3,151	3,738
Total current assets	93,236	96,845

Property, plant and equipment, net	85,582	80,589
Deferred tax assets	707	131
Goodwill	22,403	22,408
Intangible assets, net	35,062	36,560
Restricted cash	1,000	1,000
Other assets, net	4,843	4,826
Total assets	$242,833	$242,359

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$28,789	$35,980
Accrued liabilities	11,571	9,602
Employee incentive accrual	4,714	4,852
Total current liabilities	45,074	50,434

Long-term debt	41,800	53,000
Deferred tax liabilities	10,188	13,075
Other long-term liabilities	4,628	2,429
Total liabilities	101,690	118,938

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	―	―
Common stock, $.01 par value, 40,000,000 shares authorized, 11,735,793 shares issued and outstanding at April 30, 2016 and 11,690,439 shares issued and outstanding at July 31, 2015	117	117
Additional paid-in capital	35,349	31,676
Accumulated other comprehensive loss	(9,497)	(9,667)
Retained earnings	115,174	101,295
Total stockholders’ equity	141,143	123,421
Total liabilities and stockholders’ equity	$242,833	$242,359

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Nine Months Ended
	April 30,
	2016	2015
Cash flows from operating activities
Net income	$14,932	$8,810
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,606	9,951
Non-cash restructuring & realignment charges	295	5,640
Amortization of loan costs	125	111
Stock-based compensation expense	3,659	1,970
Allowance for excess and obsolete inventory	173	760
Gain on sale of creosote distribution business	−	(5,448)
Gain on purchase of NFC	(2,069)	−
Deferred income tax expense (benefit)	(219)	(4,374)
Other	28	(10)
Changes in operating assets and liabilities
Accounts receivable — trade	5,022	95
Accounts receivable — other	(2,515)	(1,756)
Inventories	2,798	965
Other current and noncurrent assets	541	(1,386)
Accounts payable	(7,257)	(4,897)
Accrued liabilities and other	3,234	(2,219)
Net cash provided by operating activities	29,353	8,212

Cash flows from investing activities
Additions to property, plant and equipment	(11,377)	(10,751)
Purchase of NFC, net of cash acquired	(2,572)	−
Disposals of property, plant and equipment	−	2,561
Proceeds from sale of creosote product distribution business	−	14,899
Net cash (used in) provided by investing activities	(13,949)	6,709

Cash flows from financing activities
Net payments under revolving credit agreement	−	(41,100)
Principal payments on term loan	−	(20,000)
Borrowings under new credit facility	2,800	59,100
Payments under new credit facility	(14,000)	(23,000)
Tax benefit from stock-based awards	38	10
Payment of dividends	(1,053)	(1,050)
Net cash used in financing activities	(12,215)	(26,040)

Effect of exchange rate changes on cash	(160)	(1,293)

Net increase (decrease) in cash and cash equivalents	3,029	(12,412)

Cash and cash equivalents at beginning of period	7,517	19,252
Cash and cash equivalents at end of period	$10,546	$6,840

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of GAAP financial measures to non-GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other relevant items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED EBITDA

(in thousands)

	Third Quarter Fiscal 2016	Nine Months Ended April 30, 2016
Consolidated GAAP net income	$6,362	$14,932
Add back (deduct):
Income taxes	2,160	6,775
Gain on purchase of NFC	(2,069)	(2,069)
Interest expense	201	605
Depreciation & amortization*	3,772	10,901
Consolidated EBITDA	$10,426	$31,144
*Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

	Third Quarter Fiscal 2015	Nine Months Ended April 30, 2015
Consolidated GAAP net income	$2,135	$8,810
Add back (deduct):
Income taxes	692	4,539
Other non-operating expense	1,250	1,250
Loss (gain) on sale of creosote distribution business	234	(5,448)
Interest expense	111	1,098
Depreciation & amortization*	3,894	15,591
Consolidated EBITDA	$8,316	$25,840
*Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

Table 1A

RECONCILIATION OF OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

Note that we do not allocate certain financial statement line items below operating income to our segments; as such, the reconciliations below only reflect the reconciliation of our operating income by segment to our non-GAAP measures.

Third Quarter Fiscal 2016	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$8,183	$2,853	$(4,007)	$7,029
Other income (expense)	(401)	17	9	(375)
Depreciation and amortization	2,896	285	591	3,772
EBITDA	10,678	3,155	(3,407)	10,426
Acquisition & integration expenses	—	—	233	233
Restructuring charges*	—	—	187	187
Corporate relocation expense	—	—	393	393
Adjusted EBITDA	10,678	3,155	(2,594)	11,239
Corporate allocation	2,818	992	(3,810)	—
Adjusted EBITDA excl. corporate allocation	$13,496	$4,147	$(6,404)	$11,239
* Excludes depreciation

Nine Months Ended April 30, 2016	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$23,927	$9,421	$(12,862)	$20,486
Other income (expense)	(75)	(75)	(93)	(243)
Depreciation and amortization	8,660	868	1,373	10,901
EBITDA	32,512	10,214	(11,582)	31,144
Acquisition & integration expenses	—	—	233	233
Restructuring & realignment charges*	—	—	1,233	1,233
Corporate relocation expense	—	—	1,122	1,122
Adjusted EBITDA	32,512	10,214	(8,994)	33,732
Corporate allocation	7,779	2,573	(10,352)	—
Adjusted EBITDA excl. corporate allocation	$40,291	$12,787	$(19,346)	$33,732
* Excludes depreciation

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

(Table 1A continued)

Third Quarter Fiscal 2015	Electronic	Wood Treating
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$6,644	$2,276	$(4,159)	$4,761
Other income (expense)	(193)	(37)	(109)	(339)
Depreciation and amortization	2,983	93	818	3,894
EBITDA	9,434	2,332	(3,450)	8,316

Acquisition & integration expenses	—	—	441	441
Restructuring & realignment charges*	—	—	388	388
Adjusted EBITDA	9,434	2,332	(2,621)	9,145
Corporate allocation	1,802	597	(2,399)	—
Adjusted EBITDA excl. corporate allocation	$11,236	$2,929	$(5,020)	$9,145
* Excludes depreciation

Nine Months Ended April 30, 2015	Electronic	Wood Treating
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$16,335	$6,456	$(12,044)	$10,747
Other income (expense)	(76)	(90)	(332)	(498)
Depreciation and amortization	9,311	286	5,994	15,591
EBITDA	25,570	6,652	(6,382)	25,840

Acquisition & integration expenses	—	—	441	441
Restructuring & realignment charges*	—	—	689	689
Adjusted EBITDA	25,570	6,652	(5,252)	26,970
Corporate allocation	7,192	2,704	(9,896)	—
Adjusted EBITDA excl. corporate allocation	$32,762	$9,356	$(15,148)	$26,970
* Excludes depreciation

Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

(in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
Net income	$6,362	$2,135	$14,932	$8,810
Items impacting pre-tax income:
Restructuring & realignment charges	377	1,097	1,528	6,329
Acquisition & integration expenses	233	441	233	441
Corporate relocation expense	393	−	1,122	−
Gain on purchase of NFC	(2,069)	−	(2,069)	−
Loss (gain) on sale of creosote business	−	234	−	(5,448)
Environmental site cleanup reserve	−	1,250	−	1,250
Income taxes*	(352)	(1,058)	(1,010)	(900)
Adjusted net income	$4,944	$4,099	$14,736	$10,482
Adjusted diluted earnings per share	$0.41	$0.35	$1.24	$0.89
Weighted average diluted shares outstanding	11,990	11,819	11,923	11,758

*Represents the aggregate tax-effect of the items impacting pre-tax income, except for the gain on the purchase of NFC, which is not a recognized gain for tax purposes.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

Table 2A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$7,029	9.4%	$6,362	$0.53
Acquisition & integration expenses	233	0.3%	151	0.01
Restructuring charges	377	0.5%	245	0.02
Gain on purchase of NFC	—	0.0%	(2,069)	(0.17)
Corporate relocation expense	393	0.5%	255	0.02
Non-GAAP measure	$8,032	10.7%	$4,944	$0.41

Nine Months Ended April 30, 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$20,486	9.2%	$14,932	$1.25
Acquisition & integration expenses	233	0.1%	151	0.01
Restructuring & realignment charges	1,528	0.7%	993	0.09
Gain on purchase of NFC	—	0.0%	(2,069)	(0.17)
Corporate relocation expense	1,122	0.5%	729	0.06
Non-GAAP measure	$23,369	10.5%	$14,736	$1.24

Third Quarter Fiscal 2015	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$4,761	6.4%	$2,135	$0.18
Restructuring & realignment charges	1,097	1.5%	713	0.06
Acquisition & integration expenses	441	0.6%	287	0.03
Loss on sale of creosote business	—	0.0%	152	0.01
Environmental site cleanup reserve	—	0.0%	812	0.07
Non-GAAP measure	$6,299	8.5%	$4,099	$0.35

Nine Months Ended April 30, 2015	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$10,747	4.4%	$8,810	$0.75
Restructuring & realignment charges	6,329	2.6%	4,114	0.35
Acquisition & integration expenses	441	0.2%	287	0.02
Gain on sale of creosote business	—	0.0%	(3,541)	(0.30)
Environmental site cleanup reserve	—	0.0%	812	0.07
Non-GAAP measure	$17,517	7.2%	$10,482	$0.89

KMG Investor Relations

Eric Glover, 817-761-6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG